EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2016 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 22, 2016

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2016 of $18.0 million, or $0.18 per diluted share. This represents an increase of $1.8 million, or 11.2%, compared to the same quarter last year when net income was $16.2 million, or $0.18 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2016 were 6.21% and 0.81% compared to 6.17% and 0.83% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share payable on May 16, 2016, to shareholders of record as of May 2, 2016. This represents the 86th consecutive quarter in which the Company has paid a cash dividend. Based on the current market value of the Company's stock, this represents an annualized dividend yield of 4.4%.

In making this announcement, William J. Wagner, President and CEO, noted, “We are pleased that our first quarter operating results reflect the positive impact of the LNB acquisition, which significantly increased both net interest income and noninterest income. Although we believe we have realized the cost savings originally projected for this transaction, expenses grew at an elevated rate as we continue to add the personnel, processes, and technology necessary to meet the requirements of a $9.0 billion bank. Operating efficiency remains a central focus and we look forward to the completion of our previously announced branch consolidation plan, which will positively impact expense ratios beginning in the second quarter of this year. We are also pleased that loans increased for the quarter by $70.0 million, or 3.9% on an annual basis, as our recently established corporate finance group gained momentum and greatly assisted with that effort.”

Net interest income increased by $8.6 million, or 13.6%, to $71.6 million for the quarter ended March 31, 2016, from $63.0 million for the quarter ended March 31, 2015. This increase is due primarily to a $10.1 million, or 14.2%, increase in interest income on loans as a result of a $1.229 billion increase in the company’s loan portfolio. Contributing significantly to this increase was the acquisition of Lorain National Bank ("LNB") on August 14, 2015, which included loans of $928.0 million. Also contributing to the increase in net interest income was a $475,000 decrease in interest expense on borrowed funds due primarily to the maturity of FHLB term advances. Partially offsetting these improvements was a $936,000 decrease in FHLB dividends as the company received a $1.0 million special dividend in the first quarter of 2015. The interest paid on deposits increased by $322,000 as deposit balances were $988.0 million, or 17.4%, higher than they were in the previous year, primarily due to the LNB acquisition. As a result of these changes, net interest margin increased to 3.57% for the quarter ended March 31, 2016 from 3.51% for the same quarter last year and 3.53% for the quarter ended December 31, 2015.

The provision for loan losses increased by $760,000, or 84.4%, to $1.7 million for the quarter ended March 31, 2016, from $900,000 for the quarter ended March 31, 2015. Loss provisions remain at low levels as asset quality continues to improve. The percentage of nonperforming loans to total loans decreased to 1.03% at March 31, 2016 from 1.21% at March 31, 2015 and classified loans decreased by $4.6 million, or 2.3%, to $196.7 million at March 31, 2016 from $201.3 million at March 31, 2015.

Noninterest income increased by $4.8 million, or 33.0%, to $19.4 million for the quarter ended March 31, 2016, from $14.6 million for the quarter ended March 31, 2015. Contributing to this increase was an increase in service charges and fees of $1.4 million, or 16.2%, which is attributable to the growth in checking accounts from both the LNB acquisition and the successful execution of internal growth initiatives. Also contributing to the increase in noninterest income was an increase in gain on sale of real estate owned of $1.3 million, as the Company recognized a net gain of $249,000 for the quarter ended March 31, 2016 compared to a net loss of $1.0 million for the same quarter last year. Additionally, trust and other financial services income and insurance commission income increased by $485,000 and $286,000, respectively, for the quarter ended March 31, 2016 compared to the same quarter last year.

     Noninterest expense increased by $9.6 million, or 17.8%, to $63.3 million for the quarter ended March 31, 2016, from $53.7 million for the quarter ended March 31, 2015. This increase resulted primarily from an increase in compensation and employee benefits of $5.1 million, or 18.4%, due primarily to the addition of lending and credit talent and the employees retained from the LNB acquisition. Other expenses increased by $2.1 million, or 92.1% due primarily to an increase in charitable contributions made to utilize Pennsylvania Education Improvement Tax Credits (EITC).  The offsetting tax credit for these contributions will be recognized as part of the annual effective tax rate. Also contributing to the increase in noninterest expense was an increase in processing expenses of $1.2 million, or 16.8%, due primarily to the acquisition of LNB, upgrades to technology and the replacement of debit cards in an effort to enhance customer security.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 176 full-service community banking offices and five free standing drive-up facilities in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2016	December 31, 2015	March 31, 2015
Assets
Cash and cash equivalents	$86,151	92,263	83,970
Interest-earning deposits in other financial institutions	74,850	74,510	212,496
Federal funds sold and other short-term investments	2,320	635	635
Marketable securities available-for-sale (amortized cost of $772,768, $868,956 and $906,028, respectively)	783,940	874,405	916,423
Marketable securities held-to-maturity (fair value of $28,611, $32,552 and $92,989, respectively)	27,764	31,689	90,825
Total cash, interest-earning deposits and marketable securities	975,025	1,073,502	1,304,349

Residential mortgage loans held for sale	8,952	—	—
Residential mortgage loans	2,761,411	2,750,564	2,543,870
Home equity loans	1,169,821	1,187,106	1,055,739
Consumer loans	525,537	510,617	239,956
Commercial real estate loans	2,360,863	2,351,434	1,856,574
Commercial loans	467,418	422,400	368,725
Total loans receivable	7,294,002	7,222,121	6,064,864
Allowance for loan losses	(62,278)	(62,672)	(67,298)
Loans receivable, net	7,231,724	7,159,449	5,997,566

Federal Home Loan Bank stock, at cost	35,539	40,903	36,292
Accrued interest receivable	21,712	21,072	19,753
Real estate owned, net	6,834	8,725	15,346
Premises and Equipment, net	153,000	154,351	142,481
Bank owned life insurance	168,511	168,509	145,275
Goodwill	261,736	261,736	175,498
Other intangible assets	8,398	8,982	3,027
Other assets	53,809	54,670	50,772
Total assets	$8,916,288	8,951,899	7,890,359

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,179,950	1,177,256	944,937
Interest-bearing demand deposits	1,121,779	1,080,086	898,945
Money market deposit accounts	1,295,138	1,274,504	1,151,971
Savings deposits	1,433,788	1,386,017	1,257,446
Time deposits	1,639,406	1,694,718	1,428,768
Total deposits	6,670,061	6,612,581	5,682,067

Borrowed funds	857,754	975,007	943,842
Advances by borrowers for taxes and insurance	38,719	33,735	34,998
Accrued interest payable	1,894	1,993	1,336
Other liabilities	66,059	54,207	57,506
Junior subordinated debentures	111,213	111,213	103,094
Total liabilities	7,745,700	7,788,736	6,822,843

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 101,848,509 shares, 101,871,737 shares and 94,553,350 issued and outstanding, respectively	1,018	1,019	946
Paid-in-capital	718,027	717,603	624,584
Retained earnings	492,316	489,292	484,774
Unallocated common stock of Employee Stock Ownership Plan	(19,815)	(20,216)	(21,565)
Accumulated other comprehensive loss	(20,958)	(24,535)	(21,223)
Total shareholders’ equity	1,170,588	1,163,163	1,067,516
Total liabilities and shareholders’ equity	$8,916,288	8,951,899	7,890,359

Equity to assets	13.13%	12.99%	13.53%
Tangible common equity to assets	10.41%	10.28%	11.53%
Book value per share	$11.49	11.42	11.29
Tangible book value per share	$8.84	8.76	9.40
Closing market price per share	$13.51	13.39	11.85
Full time equivalent employees	2,152	2,186	2,041
Number of banking offices	181	181	161

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Interest income:
Loans receivable	$80,781	80,882	76,087	70,985	70,711
Mortgage-backed securities	2,229	2,301	2,230	2,058	2,234
Taxable investment securities	1,038	1,108	1,689	1,129	1,045
Tax-free investment securities	724	836	986	1,143	1,348
FHLB dividends	467	499	451	475	1,403
Interest-earning deposits	59	13	99	180	139
Total interest income	85,298	85,639	81,542	75,970	76,880

Interest expense:
Deposits	6,088	6,435	6,163	5,691	5,766
Borrowed funds	7,658	8,051	7,987	8,101	8,133
Total interest expense	13,746	14,486	14,150	13,792	13,899

Net interest income	71,552	71,153	67,392	62,178	62,981
Provision for loan losses	1,660	4,595	3,167	1,050	900
Net interest income after provision for loan losses	69,892	66,558	64,225	61,128	62,081

Noninterest income:
Gain on sale of investments	127	116	260	566	95
Service charges and fees	10,065	10,530	9,945	9,228	8,659
Trust and other financial services income	3,261	3,410	3,062	3,094	2,776
Insurance commission income	2,714	2,490	2,398	2,210	2,428
Gain/ loss on real estate owned, net	249	(156)	(246)	(541)	(1,046)
Income from bank owned life insurance	1,595	1,251	1,166	1,008	913
Mortgage banking income	218	208	267	218	240
Other operating income	1,219	1,697	837	742	560
Total noninterest income	19,448	19,546	17,689	16,525	14,625

Noninterest expense:
Compensation and employee benefits	33,033	32,003	31,000	28,920	27,895
Premises and occupancy costs	6,537	6,403	6,072	5,899	6,267
Office operations	3,460	3,252	3,268	2,905	2,912
Collections expense	676	1,252	624	603	768
Processing expenses	8,414	8,057	8,126	7,392	7,205
Marketing expenses	1,891	1,642	1,691	3,190	1,976
Federal deposit insurance premiums	1,503	1,299	1,177	1,286	1,347
Professional services	1,833	1,933	1,529	1,652	1,792
Amortization of intangible assets	675	729	422	269	268
Real estate owned expense	311	393	471	514	692
Restructuring/ acquisition expense	635	1,347	7,590	467	347
Other expense	4,307	2,917	1,834	2,038	2,242
Total noninterest expense	63,275	61,227	63,804	55,135	53,711
Income before income taxes	26,065	24,877	18,110	22,518	22,995

Income tax expense	8,081	8,684	5,238	7,213	6,825
Net income	$17,984	16,193	12,872	15,305	16,170

Basic earnings per share	$0.18	0.16	0.14	0.17	0.18
Diluted earnings per share	$0.18	0.16	0.13	0.17	0.18

Weighted average common shares outstanding - basic	98,889,744	98,741,393	95,256,807	91,538,172	91,634,064
Weighted average common shares outstanding - diluted	99,380,009	99,500,056	95,825,798	91,998,005	91,902,071

Annualized return on average equity	6.21%	5.83%	4.54%	5.77%	6.17%
Annualized return on average assets	0.81%	0.77%	0.59%	0.78%	0.83%
Annualized return on tangible common equity	8.03%	7.20%	5.72%	6.90%	7.38%

Efficiency ratio *	68.09%	65.22%	65.58%	69.12%	68.42%
Annualized noninterest expense to average assets *	2.80%	2.63%	2.57%	2.77%	2.73%

* - Excludes restructuring/acquisition expenses and amortization of intangible assets.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality
(Dollars in thousands)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Nonaccrual loans current:
Residential mortgage loans	$1,678	1,393	1,900	1,655	1,322
Home equity loans	1,118	1,108	1,471	1,345	1,910
Consumer loans	190	140	251	171	114
Commercial real estate loans	19,350	14,018	19,602	8,596	18,465
Commercial loans	5,923	4,604	4,877	5,096	9,429
Total nonaccrual loans current	$28,259	21,263	28,101	16,863	31,240
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,600	430	—	—	951
Home equity loans	119	375	392	49	380
Consumer loans	164	97	155	77	92
Commercial real estate loans	3,371	2,192	359	867	3,907
Commercial loans	4	322	131	186	144
Total nonaccrual loans delinquent 30 days to 59 days	$5,258	3,416	1,037	1,179	5,474
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$721	2,139	1,097	1,197	1,892
Home equity loans	504	389	260	472	507
Consumer loans	182	315	156	191	129
Commercial real estate loans	109	762	416	504	1,045
Commercial loans	57	110	11	119	107
Total nonaccrual loans delinquent 60 days to 89 days	$1,573	3,715	1,940	2,483	3,680
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$14,301	15,810	16,510	16,125	15,068
Home equity loans	5,922	5,650	4,546	4,616	5,646
Consumer loans	2,360	2,900	3,132	2,199	2,045
Commercial real estate loans	13,165	16,449	10,565	12,673	8,233
Commercial loans	3,314	2,459	2,074	1,858	1,921
Total nonaccrual loans delinquent 90 days or more	$39,062	43,268	36,827	37,471	32,913

Total nonaccrual loans	$74,152	71,662	67,905	57,996	73,307

Total nonaccrual loans	$74,152	71,662	67,905	57,996	73,307
Loans 90 days past maturity and still accruing	894	1,334	680	385	310
Nonperforming loans	75,046	72,996	68,585	58,381	73,617
Real estate owned, net	6,834	8,725	10,391	13,864	15,346
Nonperforming assets	$81,880	81,721	78,976	72,245	88,963

Nonaccrual troubled debt restructuring *	$17,699	21,118	23,184	15,443	19,843
Accruing troubled debt restructuring	30,549	29,997	26,154	40,741	40,802
Total troubled debt restructuring	$48,248	51,115	49,338	56,184	60,645

Nonperforming loans to total loans	1.03%	1.01%	0.96%	0.95%	1.21%
Nonperforming assets to total assets	0.92%	0.91%	0.88%	0.92%	1.13%
Allowance for loan losses to total loans	0.85%	0.87%	0.85%	0.96%	1.11%
Allowance for loan losses to nonperforming loans	82.99%	85.86%	94.54%	101.16%	91.42%

* - Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Exposure to the oil and gas industry
(Dollars in thousands)

	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Direct exposure to oil and gas extraction:
Outstanding balance	$13,764	16,619	17,209	17,990	18,417
Commitments	18,450	19,576	20,127	20,511	21,181
Impaired	1,127	1,127	1,127	—	—
Reserve	1,157	1,190	1,313	274	208

Indirect exposure: *
Outstanding balance	54,465	56,659	57,805	72,416	66,386
Commitments	58,522	68,659	79,226	99,661	102,252
Impaired	—	—	—	217	219
Reserve	195	34	150	103	69

Total exposure:
Outstanding balance	68,229	73,278	75,014	90,406	84,803
Commitments	76,972	88,235	99,353	120,172	123,433
Impaired	1,127	1,127	1,127	217	219
Reserve	1,352	1,224	1,463	377	277

* - Includes loans to haulers, wholesalers, and refineries.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators
(Dollars in thousands)

At March 13, 2016	Pass	Special mention *	Substandard **	Doubtful	Loss	Recorded investment in loans receivable
Personal Banking:
Residential mortgage loans	$2,755,325	—	13,721	—	1,317	2,770,363
Home equity loans	1,161,382	—	8,439	—	—	1,169,821
Consumer loans	523,333	—	2,204	—	—	525,537
Total Personal Banking	4,440,040	—	24,364	—	1,317	4,465,721
Business Banking:
Commercial real estate loans	2,167,110	63,695	130,043	15	—	2,360,863
Commercial loans	409,994	16,425	39,887	1,112	—	467,418
Total Business Banking	2,577,104	80,120	169,930	1,127	—	2,828,281
Total loans	$7,017,144	80,120	194,294	1,127	1,317	7,294,002

At December 31, 2015
Personal Banking:
Residential mortgage loans	$2,725,492	—	14,060	—	1,340	2,740,892
Home equity loans	1,178,735	—	8,371	—	—	1,187,106
Consumer loans	517,746	—	2,543	—	—	520,289
Total Personal Banking	4,421,973	—	24,974	—	1,340	4,448,287
Business Banking:
Commercial real estate loans	2,170,951	53,390	126,978	115	—	2,351,434
Commercial loans	359,403	23,730	38,157	1,110	—	422,400
Total Business Banking	2,530,354	77,120	165,135	1,225	—	2,773,834
Total loans	$6,952,327	77,120	190,109	1,225	1,340	7,222,121

At September 30, 2015
Personal Banking:
Residential mortgage loans	$2,699,670	—	11,512	—	1,355	2,712,537
Home equity loans	1,198,779	—	4,411	—	—	1,203,190
Consumer loans	492,023	—	2,691	—	—	494,714
Total Personal Banking	4,390,472	—	18,614	—	1,355	4,410,441
Business Banking:
Commercial real estate loans	2,154,439	33,339	143,086	—	—	2,330,864
Commercial loans	353,366	19,364	37,413	165	—	410,308
Total Business Banking	2,507,805	52,703	180,499	165	—	2,741,172
Total loans	$6,898,277	52,703	199,113	165	1,355	7,151,613

At June 30, 2015
Personal Banking:
Residential mortgage loans	$2,584,438	—	11,362	—	1,370	2,597,170
Home equity loans	1,051,213	—	4,616	—	—	1,055,829
Consumer loans	250,648	—	1,743	—	—	252,391
Total Personal Banking	3,886,299	—	17,721	—	1,370	3,905,390
Business Banking:
Commercial real estate loans	1,688,449	37,497	133,797	—	—	1,859,743
Commercial loans	301,467	19,793	38,262	2	—	359,524
Total Business Banking	1,989,916	57,290	172,059	2	—	2,219,267
Total loans	$5,876,215	57,290	189,780	2	1,370	6,124,657

At March 31, 2015
Personal Banking:
Residential mortgage loans	$2,531,595	—	10,851	—	1,424	2,543,870
Home equity loans	1,050,092	—	5,647	—	—	1,055,739
Consumer loans	238,381	—	1,575	—	—	239,956
Total Personal Banking	3,820,068	—	18,073	—	1,424	3,839,565
Business Banking:
Commercial real estate loans	1,671,331	43,874	141,369	—	—	1,856,574
Commercial loans	305,632	22,651	31,243	9,199	—	368,725
Total Business Banking	1,976,963	66,525	172,612	9,199	—	2,225,299
Total loans	$5,797,031	66,525	190,685	9,199	1,424	6,064,864

* - Includes $7.7 million, $7.6 million and $533,000 of acquired loans at March 31, 2016, December 31, 2015 and September 30, 2015, respectively.
** - Includes $17.9 million, $18.6 million and $18.5 million of acquired loans at March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency
(Dollars in thousands)

	March 31, 2016		*	December 31, 2015		*	September 30, 2015		*	June 30, 2015		*	March 31, 2015		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	323	$24,494	0.9%	349	$25,943	0.9%	75	$3,644	0.1%	64	$3,250	0.1%	336	25,586	1.0%
Home equity loans	132	5,351	0.5%	173	5,806	0.5%	149	5,770	0.5%	112	3,768	0.4%	128	3,737	0.4%
Consumer loans	895	5,511	1.0%	1,234	7,101	1.4%	1,214	6,324	1.3%	1,103	5,116	2.0%	912	4,374	1.8%
Commercial real estate loans	51	27,474	1.2%	48	24,877	1.1%	55	7,463	0.3%	39	3,788	0.2%	50	5,497	0.3%
Commercial loans	26	3,133	0.7%	31	2,868	0.7%	21	1,379	0.3%	21	1,363	0.4%	36	1,480	0.4%
Total loans delinquent 30 days to 59 days	1,427	$65,963	0.9%	1,835	$66,595	0.9%	1,514	$24,580	0.3%	1,339	$17,285	0.3%	1,462	40,674	0.7%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	21	$1,358	—%	100	$7,790	0.3%	83	$5,193	0.2%	70	$5,815	0.2%	40	3,397	0.1%
Home equity loans	36	1,256	0.1%	50	2,478	0.2%	52	1,716	0.1%	39	2,090	0.2%	34	1,404	0.1%
Consumer loans	379	1,803	0.3%	521	2,521	0.5%	512	2,593	0.5%	442	1,767	0.7%	352	1,515	0.6%
Commercial real estate loans	11	1,081	—%	21	8,228	0.3%	28	8,368	0.4%	30	4,919	0.3%	21	2,351	0.1%
Commercial loans	7	375	0.1%	7	598	0.1%	8	401	0.1%	7	159	—%	5	136	—%
Total loans delinquent 60 days to 89 days	454	$5,873	0.1%	699	$21,615	0.3%	683	$18,271	0.3%	588	$14,750	0.2%	452	8,803	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	183	$14,673	0.5%	215	$16,350	0.6%	204	$17,209	0.6%	203	$16,125	0.6%	193	15,068	0.6%
Home equity loans	120	6,200	0.5%	143	6,112	0.5%	136	5,554	0.5%	104	4,616	0.4%	123	5,646	0.5%
Consumer loans	557	2,386	0.5%	523	2,926	0.6%	570	3,156	0.6%	440	2,199	0.9%	440	2,045	0.9%
Commercial real estate loans	106	15,442	0.7%	113	19,031	0.8%	95	14,898	0.6%	76	12,673	0.7%	84	8,233	0.4%
Commercial loans	34	3,456	0.7%	25	2,599	0.6%	23	2,319	0.6%	13	1,858	0.5%	16	1,921	0.5%
Total loans delinquent 90 days or more	1,000	$42,157	0.6%	1,019	$47,018	0.7%	1,028	$43,136	0.6%	836	$37,471	0.6%	856	32,913	0.5%

Total loans delinquent	2,881	$113,993	1.6%	3,553	$135,228	1.9%	3,225	$85,987	1.2%	2,763	$69,506	1.1%	2,770	82,390	1.4%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** - Includes purchased credit impaired loans of $3.1 million, $3.7 million and $6.3 million at March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses
(Dollars in thousands)

	Quarter ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Beginning balance	$62,672	60,547	59,057	67,298	67,518
Provision	1,660	4,595	3,167	1,050	900
Charge-offs residential mortgage	(564)	(171)	(342)	(278)	(335)
Charge-offs home equity	(984)	(1,097)	(443)	(542)	(342)
Charge-offs consumer	(2,403)	(2,561)	(2,014)	(1,759)	(1,940)
Charge-offs commercial real estate	(897)	(1,216)	(558)	(3,439)	(1,113)
Charge-offs commercial	(117)	(508)	(595)	(6,356)	(724)
Recoveries	2,911	3,083	2,275	3,083	3,334
Ending balance	$62,278	62,672	60,547	59,057	67,298

Net charge-offs to average loans, annualized	0.11%	0.14%	0.10%	0.61%	0.07%

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet
(Dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2016			December 31, 2015			September 30, 2015			June 30, 2015			March 31, 2015
	Average Balance	Interest	Avg. Yield/ Cost (i)	Average Balance	Interest	Avg. Yield/ Cost (i)	Average Balance	Interest	Avg. Yield/ Cost (i)	Average Balance	Interest	Avg. Yield/ Cost (i)	Average Balance	Interest	Avg. Yield/ Cost (i)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,739,787	29,786	4.35%	$2,710,811	29,227	4.31%	$2,632,199	29,060	4.42%	$2,546,712	28,395	4.46%	$2,512,202	28,255	4.50%
Home equity loans	1,177,406	12,642	4.32%	1,193,433	12,753	4.24%	1,114,931	12,208	4.34%	1,054,508	11,402	4.34%	1,059,128	11,473	4.39%
Consumer loans	510,091	8,219	6.48%	500,175	8,805	6.98%	364,378	7,146	7.78%	245,832	6,529	10.65%	239,927	6,290	10.63%
Commercial real estate loans	2,349,748	25,993	4.38%	2,331,769	25,972	4.36%	2,100,463	24,061	4.48%	1,859,790	21,257	4.52%	1,799,324	20,927	4.65%
Commercial loans	441,977	4,723	4.23%	412,415	4,671	4.43%	372,693	4,108	4.31%	367,069	3,862	4.16%	408,669	4,237	4.15%
Total loans receivable (a) (b) (d)	7,219,009	81,363	4.53%	7,148,603	81,428	4.52%	6,584,664	76,583	4.66%	6,073,911	71,445	4.72%	6,019,250	71,182	4.80%
Mortgage-backed securities (c)	488,294	2,229	1.83%	519,736	2,301	1.77%	498,757	2,230	1.79%	477,800	2,058	1.72%	506,778	2,234	1.76%
Investment securities (c) (d)	387,460	2,151	2.22%	427,363	2,394	2.24%	482,666	2,754	2.28%	482,670	2,887	2.39%	486,078	3,119	2.57%
FHLB stock (g)	37,098	467	5.06%	38,651	499	5.12%	39,552	451	4.52%	35,608	475	5.35%	36,139	363	4.07%
Other interest-earning deposits	43,578	59	0.54%	40,410	13	0.13%	162,041	99	0.24%	272,691	180	0.26%	246,296	139	0.23%
Total interest-earning assets	8,175,439	86,269	4.24%	8,174,763	86,635	4.20%	7,767,680	82,117	4.24%	7,342,680	77,045	4.21%	7,294,541	77,037	4.28%
Noninterest earning assets (e)	735,562			747,317			846,439			529,528			595,425
Total assets	$8,911,001			$8,922,080			$8,614,119			$7,872,208			$7,889,966

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,405,800	865	0.25%	$1,378,377	871	0.25%	$1,324,620	865	0.26%	$1,263,785	838	0.27%	$1,231,745	813	0.27%
Interest-bearing demand deposits	1,093,839	156	0.06%	1,083,524	157	0.06%	1,022,585	149	0.06%	920,071	131	0.06%	878,230	131	0.06%
Money market deposit accounts	1,288,535	865	0.27%	1,279,181	873	0.27%	1,217,122	825	0.27%	1,147,017	759	0.27%	1,165,159	765	0.27%
Time deposits	1,664,322	4,202	1.02%	1,720,895	4,534	1.05%	1,577,159	4,324	1.09%	1,409,740	3,963	1.13%	1,452,476	4,057	1.13%
Borrowed funds (f)	899,439	6,539	2.92%	906,574	6,730	2.95%	906,410	6,713	2.94%	929,744	6,929	2.99%	960,812	6,975	2.94%
Junior subordinated debentures	111,213	1,119	3.98%	116,626	1,321	4.43%	111,213	1,274	4.48%	103,094	1,172	4.50%	103,094	1,158	4.49%
Total interest-bearing liabilities	6,463,148	13,746	0.86%	6,485,177	14,486	0.89%	6,159,109	14,150	0.91%	5,773,451	13,792	0.96%	5,791,516	13,899	0.97%
Noninterest-bearing demand deposits (h)	1,161,151			1,145,276			1,054,270			957,912			914,025
Noninterest bearing liabilities	122,667			133,323			275,435			77,075			121,121
Total liabilities	7,746,966			7,763,776			7,488,814			6,808,438			6,826,662
Shareholders’ equity	1,164,035			1,158,304			1,125,305			1,063,770			1,063,304
Total liabilities and shareholders’ equity	$8,911,001			$8,922,080			$8,614,119			$7,872,208			$7,889,966
Net interest income/ Interest rate spread		72,523	3.38%		72,149	3.31%		67,967	3.33%		63,253	3.25%		63,138	3.31%
Net interest-earning assets/ Net interest margin	$1,712,291		3.57%	$1,689,586		3.53%	$1,608,571		3.50%	$1,569,229		3.45%	$1,503,025		3.51%
Ratio of interest-earning assets to interest-bearing liabilities	1.26X			1.26X			1.26X			1.27X			1.26X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Excludes a $1.0 million special dividend paid in February 2015 from the average yield calculation.
(h) Average cost of deposits were 0.37%, 0.39%, 0.39%, 0.40% and 0.41%, respectively.
(i) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.50%, 4.49%, 4.63%, 4.69% and 4.76%, respectively, Investment securities - 1.82%, 1.82%, 1.84%, 1.88% and 1.97%, respectively, Interest-earning assets - 4.20%, 4.16%, 4.19%, 4.15% and 4.21%, respectively. GAAP basis net interest rate spreads were 3.34%, 3.27%, 3.28%, 3.19% and 3.24%, respectively, and GAAP basis net interest margins were 3.55%, 3.48%, 3.45%, 3.39% and 3.44%, respectively.